Current Report

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

Raytech Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9298	06-1182033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

711 Tech Drive, Crawfordsville IN	47933
(Address of principal executive offices)	(Zip Code)

765-359-2818
Registrant's telephone number, including area code

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 1, 2005, Raytech Corporation announced the planned relocation of a subsidiary’s conventional automotive assembly operations from Crawfordsville, Indiana to a more cost competitive location.

The subsidiary, Raybestos Products Company, is in the process of estimating the costs of this strategic initiative, as well as the costs associated with its previously announced plans to transition its steel stamping business to outside suppliers and move the related heavy-duty paper assembly plant to a location near the outside suppliers. These costs will be impacted by the results of future negotiations with the union representatives.

Although the Company anticipates that material charges will be incurred under generally accepted accounting principles, due to the uncertainty of labor negotiations and the details and timing of the relocation, the Company is at this time unable in good faith to make a determination of the estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. The Company will file an amended Report on Form 8-K within four business days after it makes a determination of such estimates or range of estimates.

Item 8.01 Other Events

On November 1, 2005, Raytech Corporation announced the planned relocation of a subsidiary’s conventional automotive assembly operations from Crawfordsville, Indiana to a more cost competitive location. The text of the press release is attached as the exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99. Press Release of Raytech Corporation dated November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raytech Corporation
(Registrant)

Date    November 9, 2005

(Signature)*

/s/ Richard P. McCook
Richard P. McCook, Executive Vice President and Chief Financial Officer

*Print name and title of the signing officer under his signature.